Exhibit 99.B9(i)


                                   SCHEDULE B



This Agreement relates to the following Portfolios of the Fund:

         Fund                                         Expense Limitation
         ----                                         ------------------

PBHG Growth II Portfolio                  Annual: no more than 1.20% of average
                                          daily net assets

PBHG Large Cap Growth Portfolio           Annual: no more than 1.10% of average
                                          daily net assets

PBHG Small Cap Value Portfolio            Annual: no more than 1.20% of average
                                          daily net assets

PBHG Large Cap Value Portfolio            Annual: no more than 1.00% of average
                                          daily net assets

PBHG Technology & Communications          Annual: no more than 1.20% of average
Portfolio                                 daily net assets

PBHG Select 20 Portfolio                  Annual: no more than 1.20% of average
                                          daily net assets

PBHG Mid-Cap Value Portfolio              Annual: no more than 1.20% of average
                                          daily net assets